UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2017

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 15, 2017, Equinix, Inc. (“Equinix”) and certain of its subsidiaries entered into an amendment (the “Amendment”) of the Credit Agreement entered into on December 17, 2014, among Equinix, as borrower, certain subsidiaries of Equinix, as guarantors, a syndicate of financial institutions, as lenders (each a “Lender” and together, the “Lenders”), Bank of America, N.A., as administrative agent, a Lender and L/C issuer, and various financial institutions, as joint lead arrangers and book runners (as amended by a first amendment on April 30, 2015, a second amendment on December 8, 2015, and a third amendment on December 22, 2016, the “Credit Agreement”).

The Credit Agreement provides for a senior secured credit facility comprised of (i) a US$1.5 billion senior secured multi-currency revolving credit facility, (ii) a US$500.0 million senior secured term A loan facility in four foreign currencies and (iii) a senior secured term B loan facility (the “Term Loan B Facility”) consisting of a £300.0 million tranche, a US$250.0 million tranche and a €1.0 billion tranche. Pursuant to the Amendment, (a) the interest rate margin applicable to loans borrowed under the Term Loan B Facility in US Dollars (the “USD Term Loan B Loans”) was reduced from (x) 2.50% to 2.00% in the case of USD Term Loan B Loans indexed to LIBOR and (y) 1.50% to 1.00% in the case of USD Term Loan B Loans indexed to an alternate base rate, (b) the LIBOR floor applicable to loans borrowed under the Term Loan B Facility in Pounds Sterling (the “GBP Term Loan B Loans”) was reduced from 0.75% to zero and (c) the interest rate margin applicable to loans borrowed under the Term Loan B Facility in Euro (the “Euro Term Loan B Loans” and, together with the USD Term Loan B Loans and the GBP Term Loan B Loans, collectively, the “Term Loan B Loans”) was reduced from 3.25% to 2.50%.

In addition, the Amendment reset the 1.0% call premium payable in connection with subsequent repricings of Term Loan B Loans for (i) a period of six months with respect to the USD Term Loan B Loans and (ii) a period of 12 months with respect to the GBP Term Loan B Loans and the Euro Term Loan B Loans.

All other terms of the Term Loan B Loans remain unchanged.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: August 16, 2017	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer